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                                  EXHIBIT 10.3



                          FORM OF SERVICING AGREEMENT
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                              SERVICING AGREEMENT


         THIS SERVICING AGREEMENT, dated as of _____________, 199__, between U.S. Automobile Acceptance Corporation, a Texas corporation, in its capacity as Contract Servicer ("Servicer") of certain used motor vehicle promissory notes ("Contracts") of U.S. Automobile Acceptance SNP-IV, Inc., a Texas corporation ("Company"), herein enter into this Servicing Agreement as follows.

                                  WITNESSETH:

         WHEREAS, it is contemplated that following any purchase of designated Automobile Finance Contracts (the "Contracts"), the Servicer will assist the Company to collect the sums due thereon from the Obligors on the Purchased Contracts so transferred and account to Company therefor as provided herein; and

         WHEREAS, Company has requested the Servicer to undertake to assist the Company with the collection and servicing responsibilities with respect to any and all of the Contracts;

         NOW, THEREFORE, the parties agree as follows:

         (1) Appointment of and Acceptance by the Servicer of Servicing Obligations.

                 A. The Servicer, on behalf of Company, shall during the term of this Agreement assist the Company to manage, administer and collect each of the Contracts and shall exercise discretionary powers involved in such management, administration and collection, and shall bear all costs and expenses incurred in connection therewith, that may be necessary or advisable in carrying out the Agreement. In the management, administration and collection of the Contracts, the Servicer shall use at least the same care and apply the same policies that a prudent man would exercise under the circumstances if he owned the Contracts.

                 B. The Servicer shall have full power and authority to do those things in connection with such servicing, administration and collection activities which it may deem necessary or desirable in order to maximize receipts collected from Obligors or enforce dealer recourse agreements, and foreclose and sell vehicles related to defaulted Contracts, if necessary. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of Company, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. The Servicer shall not commence any legal action against an Obligor in the name of Company without the prior written consent of Company. Company shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (2) Term. This Agreement shall commence as of the date first written above and shall continue so long as the Company has any outstanding Contracts that remain to be collected, absent an Event of Default.

         (3) Compensation. In exchange for the services provided to Company as described and governed herein, Servicer shall receive before the tenth day of the month following a month in which such services are provided, a Servicing Fee equal to twenty-one and 50/100 dollars ($21.50) per month times the aggregate number of Contracts serviced by Servicer during the previous month. Such aggregate number of Contracts shall equal the sum of all Contracts identified on Contracts Schedules to periodically be added as exhibits to this Agreement. Monthly compensation shall be limited to a maximum of $120,000 in any month. In addition, the Contract Servicing Fee will be adjusted, if necessary, so that the total annual Allowed Expenses do not exceed $12,000 in the event only the Minimum Subscription Amount is sold (as such terms are defined in the Company's Prospectus). The Servicer's monthly per Contract Servicing fee shall be increased each year by the pro rata annually published Consumer Price Index inflation factor.

                 Additionally, any third-party expenditures pursuant to collection of defaulted Contracts, repossession and sale of foreclosed vehicle, and enforcement of dealer recourse agreements shall be paid by the Company as reimbursement to the Servicer within ten (10) days after receipt of invoice from Servicer.





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         (4)     Representations and Warranties of the Servicer.  The Servicer
represents and warrants to Company that:

                 A. Organization and Good Standing. The Servicer is a corporation duly organized, existing and in good standing under the laws of Texas, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently contemplated, and to execute, deliver and perform its obligations under this Agreement.

                 B. Due Qualification. The Servicer is duly qualified to do business in the State of Texas and each other state where such qualification is required in order to service the Contracts as required by this Agreement and has obtained all necessary licenses, approvals or consents as are required under applicable law to perform its duties hereunder.

                 C. Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                 D. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 E. No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any requirement of law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         (5)     Covenants of the Servicer.  The Servicer covenants that:

                 A. From and after the date hereof until such time as this Agreement terminates, Servicer, shall at its own expense, direct all Obligors on the Contracts and all Subcontract Servicers to remit all collections and payments directly to, or otherwise cause all payments on the Contracts to be deposited in, the Company's Master Collections Accounts. Servicer shall have no ownership in or authority to amend, modify, change or terminate the Master Collections Accounts. Servicer agrees and covenants that it will utilize remittance instructions directing all payments be remitted directly to the Master Collections Accounts, and Servicer additionally agrees that all cash, checks, notes, drafts or other items which it receives attributable to the Contracts including proceeds from dealer recourse agreements, from resale of repossessed Financed Vehicles and recoveries on insurance claims, shall be deposited in the Master Collections Accounts within two business days of receipt.

                 B. Operations. The Servicer shall collect the Contracts in an orderly and efficient manner consistent with good business practices and in accordance with all applicable federal, state and local laws and regulations.

                 C. Records. So long as Company has not given notice of termination pursuant to Section 9, the Servicer shall (i) if required by Company hold in trust and safely keep all Purchased Contract Closing Documents and such other documents as may be required for the enforcement of the Contracts; (ii) keep such accounts and other records as will enable Company to determine the status of the Contracts; (iii) keep such books and records at its offices or the offices of its subcontractors, identified in Section 3 herein; and (iv) permit Company and its representatives at any time to inspect, audit, check and make abstracts from Servicer's accounts, records, correspondence and other papers pertaining to the Contracts. Servicer shall maintain its respective records with respect to the Contracts in a manner such that the Servicer can produce a computer file containing a listing (by Obligor) of all Contracts, together with the account balance of such accounts and the payment history related thereto. The Servicer shall provide Company with monthly reports updating the information relating to account balances and activity and certifying the amounts collected on the Contracts during the preceding month.





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                 D.       Continuation Statements.  The Servicer shall execute
and file documents which shall create a first priority security interest in favor of Company in each Financed Vehicle, including registration of the Certificates of Title in the name of Company, and/or any other documents requested by Company or which may be required by law to preserve fully and protect the interest of Company in and to the Contracts.

                 E. Principal Executive Office. The Servicer shall not, without providing thirty days' notice to Company, and without filing such amendments to any previously filed financing statements as Company may require,
(i) change the county where its principal executive office or the offices where the records relating to the Contracts are kept, or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by Company or the Servicer or any provision hereof seriously misleading within the meaning any applicable enactment of the Uniform Commercial Code.

                 F. No Impairment. The Servicer will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contracts and will do nothing to materially impair the rights of Company in the Contracts.

                 G. Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; provided, however, that the Servicer may contest any act regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of Company in the Contracts. The Servicer will comply, in all material respects, with any obligation of a holder of a Purchased Contract to the Obligor thereof arising under such Purchased Contract or under applicable laws.

                 H. Security Interest. The Servicer will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any Contracts, or the books or records relating, to any Contracts, or any interest therein: the Servicer will immediately notify Company of the existence of any lien on any Contracts: the Servicer shall defend the right, title and interest of Company in, to and under the Contracts, whether now existing or hereafter transferred to Company, against all claims of third parties claiming through or under the Servicer.

         (6) Maintenance or Internal Control and Procedures. Servicer shall, at all times during the term of this Agreement, follow internal control procedures consistent with loan servicing industry standards and, at the request of Company, will supply same in written form for review purposes.

         (7) Computer. Servicer shall, at all times during the term of this Agreement, utilize in the operation of its business the industry standard computer software and contract information maintenance system, such system to be approved by Company.

         (8) Servicer Events or Default. The occurrence and continuation of any one of the following events shall be a "Servicer Event of Default" under this Agreement.

                 A. Failure on the part of the Servicer (i) to immediately remit collections on the Contracts to the Master Collections Accounts or (ii) remit payments to the Company or the Trustee under the Indenture, when due and continuance of such failure for ten Business Days;

                 B. An involuntary case is commenced or filed against the Servicer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or for the winding up of the affairs of, liquidation, dissolution, or reorganization of the Servicer;

                 C. An order for relief shall be entered in a case under title 11 of the United States Code in which the Servicer is a debtor, or the Servicer shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee,





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custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                 D. Failure by Servicer to service and collect amounts due from Obligors under Contracts and/or to adequately enforce dealer recourse agreements as required by this Agreement.

         (9)     Remedies.

                 A. If a Servicer Event of Default shall have occurred, Company may, by notice given in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer, the Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination.

                 B. Company is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of a transfer of servicing rights to a successor servicer.

                 C. The Servicer agrees to cooperate with Company and any successor servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such successor servicer of all authority of the Servicer to service the Contracts provided for under this Agreement, including, without limitation, all authority over all collections which shall on the date of transfer be held by the Servicer for deposit or which shall thereafter be received with respect to the Contracts.

                 D. The Servicer shall promptly transfer its records relating to the Contracts to a successor servicer in such form as such successor servicer may reasonably request and shall promptly transfer to such successor servicer all other records, correspondence and documents necessary for the continued servicing of the Contracts in the manner and at such times as the successor servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to such successor servicer information of any kind which the Servicer reasonably deems to be confidential, such successor servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interest.

         (10) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Upon approval by the Company, the Servicer may contract with industry-qualified third parties for the performance of any or all of its obligations arising hereunder but no such contract shall relive Servicer from liability for its performance hereunder.

         (11) Company Event of Default Servicer's Remedies. In the event that Company should fail to pay any fees or compensation due under this Agreement, within ten (10) days of the date they are due, or are submitted for payment, whichever is less, or shall fail to perform any of its duties or to observe or perform any other term, covenant, condition or agreement provided within this Agreement, said failure shall constitute an event of default by the Company. In the event of such default, Purchaser shall have the option of terminating this Agreement in addition to all remedies available in equity or law.

         (12) Modifications and Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. No waiver shall be valid in the absence of the written and signed consent of the party against which enforcement of such is sought.





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         (13)    Notice.  Except as otherwise specifically provided herein, any notice hereunder shall be in writing (including telegraphic or telecopy communication) and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted, or otherwise when delivered in person to the address and a receipt given for, in all such instances addressed to the respective party, at such address as the addressee may, by written notice received by the other party hereto, designate as the appropriate address for purposes of notice hereunder.

         (14) Amendment. This Agreement may be amended, supplemented or modified only with the written consent of the parties hereto.

         (15) Choice of Law. THIS AGREEMENT, AND THE VALIDITY AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF OKLAHOMA.

         (16) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (17) Entire Agreement. This instrument embodies the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

         (18) Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes is to be deemed an original.

         (19) Survival. All covenants, agreements, undertakings, indemnities, representations and warranties made herein shall survive both the execution and the termination hereof and shall not be affected by any investigation made by any party.

         (20) Further Assurances. Servicer shall furnish to Company at the request of the Company such additional information concerning the Contracts as Company may from time to time reasonably request in order to establish compliance with the terms and conditions of this Agreement, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate and permitted by law to further express the intention, or to facilitate the performance of, this Agreement.


                                       "COMPANY"

                                       U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


                                       "SERVICER"

                                       U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------




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                         EXHIBIT TO SERVICING AGREEMENT
                               SERVICING CRITERIA

         At all times during the term of the Servicing Agreement therein, Servicer shall perform its duties in material accordance with the Servicing Agreement, and observe the following covenants and criteria (referred to as the "servicing criteria"):

I.       SERVICING ACTIVITY REPORT

         1. Servicer shall prepare, and deliver monthly to Company, Servicing Activity Certificate (the "Certificate'), and the president of Servicer shall certify as to the authenticity and accuracy therein, that all Contacts managed by Servicer were serviced in material accordance with the terms and conditions of the Servicing Agreement, and that no Servicer Event of Default as described in the Servicing Agreement has occurred since the date of the last such Certificate.

         2. The Certificate shall contain collection information on each Contract since the date of the last such Certificate, including adequately segregated information of all past due accounts, repossessions, charge-offs, and extensions. Supporting documents shall be made available to Company on a demand basis, and such records shall be properly and safely maintained.

         3. The Certificate shall be delivered to Company on or before the fifteenth day of the month following the month covered thereunder.

II.      COLLECTION POLICY

         1. Contracts and all subcontract servicers will be issued advice or instructions which will specifically request that all payments be made to Company's Master Collections Accounts.

         2. Servicer shall contact any Obligor on a past due Contract within ten days after the payment due date for the purpose of pursuing collection and shall adequately update all credit and collection file records with respect to such activities.

         3. Any material extensions, modifications, or acceptances of partial payments by Obligors, and any related necessary Contract amendments and/or default waivers by Servicer, shall be approved by the chief credit officer or president of Company or its assigns, and all necessary third party charges and explanations relating thereto shall be documented.

III.     FORECLOSURE/REPOSSESSION POLICY

         1. The Servicer will take immediate appropriate action to enforce dealer recourse agreement on behalf of the Company. The Company will, if necessary, pursue repossession action, subject to compliance with all state and Federal laws relating thereto, against the Financed Vehicle underlying any Contract whose Obligor is (i) four payments past due in the case of biweekly or semi-monthly Notes, (ii) two payments past due in the case of monthly notes, and who have failed for (i) sixty consecutive days to remit any sums against payment obligations under the respective Contract for biweekly or semi-monthly Contracts, and (ii) seventy-five days for monthly Contracts. Nothing contained in this Section shall be construed to limit Servicer from pursuing repossession or any other collection technique, subject to related state and Federal laws, sooner than the time contemplated in (i) and (ii) above if Servicer in its discretion deems such activity to be prudent and in the best interests of Servicer, Company, or their assigns.

         2. For each chargeoff of any material unpaid amount from an Obligor under any Contract, Servicer shall document the reasons for such chargeoff, shall maintain all third-party related documentation for such chargeoff and shall notify (and document such notification) customary credit bureaus regarding the Obligor's deficiency.





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